Exhibit 99.1
News Release

Contact:
Investors	Media
Ankur Vyas	Hugh Suhr
(404) 827-6714	(404) 827-6813
For Immediate Release
January 22, 2016

SunTrust Reports Fourth Quarter and Full Year 2015 Results
Solid Balance Sheet Growth and Higher Net Interest Margin Drive Quarterly Results
Full Year 2015 Earnings Growth Driven by Improved Efficiency and Credit Quality

ATLANTA -- SunTrust Banks, Inc. (NYSE: STI) reported net income available to common shareholders of $467 million, or $0.91 per average common diluted share, which includes $0.03 per share in discrete tax benefits. This compares to $1.00 per share in the prior quarter, which was favorably impacted by discrete items totaling $0.11 per share, and $0.72 per share in the fourth quarter of 2014, which was negatively impacted by legal matters totaling $0.17 per share.

For 2015, earnings increased 11% to $3.58 per share compared to $3.23 per share in 2014, driven by improved credit quality and efficiency.

“Our solid performance in the fourth quarter and strong 11 percent earnings growth for the year are the result of consistent execution of our strategies and the diversity of our business model,” said William H. Rogers, Jr., chairman and chief executive officer of SunTrust Banks, Inc. “Looking ahead, we will further advance our purpose of improving the financial well-being of our clients and communities, thus driving long-term value for our shareholders.”

Fourth Quarter 2015 Financial Highlights
Income Statement

•	Net income available to common shareholders was $467 million, or $0.91 per average common diluted share.

◦
The current quarter included $0.03 per share in discrete tax benefits while the third quarter included $0.07 per share in discrete tax benefits and $0.04 per share in discrete recoveries related to the resolution of certain legacy mortgage matters.

◦	Excluding the $0.03 per share benefit in the current quarter and $0.11 per share combined benefit in the prior quarter, earnings per share were relatively stable sequentially.

•	Total revenue declined slightly compared to the prior quarter.

◦	Net interest income grew 3%, driven by 2% average loan growth and a 4 basis point increase in net interest margin.

◦	Noninterest income decreased, as asset disposition gains declined and wealth management-related revenue was negatively impacted by market conditions.

•	Provision for credit losses increased due to a modest increase in net charge-offs.

•	Noninterest expense increased 2% sequentially, driven primarily by discrete benefits recognized in the prior quarter.

•	The efficiency and tangible efficiency ratios in the current quarter were 63.0% and 62.1%, respectively. For 2015, the efficiency and tangible efficiency ratio were 63.1% and 62.6%, respectively.

Balance Sheet

•	Average loan balances increased 2% sequentially with growth across most loan categories.

•	Average consumer and commercial deposits increased 2% sequentially and 8% compared to the prior year.

Capital

•
Estimated capital ratios continue to be well above regulatory requirements. The Common Equity Tier 1 and Tier 1 capital ratios were estimated to be 9.8% and 10.6%, respectively, as of December 31, 2015, on a fully phased-in basis.

•	During the quarter, the Company repurchased $214 million of common stock.

•	Book value per share was $43.66, and tangible book value per share was $31.65, up 5% and 6%, respectively, compared to December 31, 2014.

Asset Quality

•
Nonperforming loans increased $209 million from the prior quarter and represented 0.49% of total loans at December 31, 2015. The sequential increase was due largely to additional downgrades of certain energy-related loans.

•
Net charge-offs for the current quarter were $83 million, representing 0.24% of average loans on an annualized basis, increasing from $71 million in the prior quarter and decreasing from $94 million in the fourth quarter of 2014.

•
The provision for credit losses increased $19 million compared to the prior quarter driven by increased net charge-offs, as well as a lower decline in the allowance for loan and lease losses, as a result of higher loan growth.

•
At December 31, 2015, the allowance for loan and lease losses to period-end loans ratio was 1.29%, 5 basis points lower than the prior quarter, as a result of further improvement in overall credit quality. Excluding government-guaranteed loans, the allowance for loan and lease losses to period-end loans ratio was 1.34%.

Presented on a fully taxable-equivalent basis
Income Statement (Dollars in millions, except per share data)	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014
Net interest income	$1,281	$1,247	$1,203	$1,175	$1,248
Net interest margin	2.98%	2.94%	2.86%	2.83%	2.96%
Noninterest income	$765	$811	$874	$817	$795
Total revenue	2,046	2,058	2,077	1,992	2,043
Noninterest expense	1,288	1,264	1,328	1,280	1,410
Provision for credit losses	51	32	26	55	74
Net income available to common shareholders	467	519	467	411	378
Earnings per average common diluted share	0.91	1.00	0.89	0.78	0.72
Adjusted earnings per average common diluted share [1]	0.91	1.00	0.89	0.78	0.88

Balance Sheet (Dollars in billions)
Average loans	$135.2	$132.8	$132.8	$133.3	$133.4
Average consumer and commercial deposits	148.2	145.2	142.9	140.5	136.9

Capital
Capital ratios at period end [2] :
Tier 1 capital (transitional)	10.80%	10.90%	10.79%	10.76%	N/A
Common Equity Tier 1 ("CET1") (transitional)	9.95%	10.04%	9.93%	9.89%	N/A
Common Equity Tier 1 ("CET1") (fully phased-in)	9.81%	9.89%	9.76%	9.74%	N/A
Total average shareholders’ equity to total average assets	12.43%	12.42%	12.34%	12.24%	12.08%

Asset Quality
Net charge-offs to average loans (annualized)	0.24%	0.21%	0.26%	0.30%	0.28%
Allowance for loan and lease losses to period-end loans	1.29%	1.34%	1.39%	1.43%	1.46%
Nonperforming loans to total loans	0.49%	0.35%	0.36%	0.46%	0.48%
1 See page 23 for non-U.S. GAAP reconciliation
2 Current period Tier 1 capital and CET1 ratios are estimated as of the date of this news release. Basel III Final Rules became effective for the Company on January 1, 2015; thus, Basel III capital ratios are not applicable ("N/A") in periods ending prior to January 1, 2015.

Consolidated Financial Performance Details
(Presented on a fully taxable-equivalent basis unless otherwise noted)
Revenue
Total revenue was $2.0 billion for the current quarter, a decrease of $12 million compared to the prior quarter. The decline was driven primarily by lower wealth management-related revenue, as well as a reduction in asset disposition gains, partially offset by higher net interest income and mortgage-related revenue. Compared to the fourth quarter of 2014, total revenue was relatively stable as higher net interest income was offset by lower noninterest income.
For 2015, total revenue was $8.2 billion, a decline of $131 million compared to 2014. The decline was largely driven by the $105 million gain on sale of RidgeWorth during 2014 (and associated foregone revenue in 2015) and lower net interest income, partially offset by growth in capital markets and mortgage-related revenue, in addition to higher securities gains.

Net Interest Income
(Presented on a fully taxable-equivalent basis)
Net interest income was $1.3 billion for the current quarter, an increase of $34 million compared to the prior quarter. The increase was primarily due to solid loan growth, higher securities yields, and a reduction in average long-term debt. Compared to the fourth quarter of 2014, the $33 million increase in net interest income was driven by growth in average earning assets and a decrease in long-term debt, partially offset by a slight decline in earning asset yields.
Net interest margin for the current quarter was 2.98%, compared to 2.94% in the prior quarter and 2.96% in the fourth quarter of 2014. The 4 basis point increase compared to the prior quarter was largely driven by higher yields on the investment securities portfolio (as a result of slower prepayment speeds) and lower funding costs. The 2 basis point increase in net interest margin compared to the fourth quarter of 2014 was due primarily to a shift towards lower-cost funding sources.
For 2015, net interest income was $4.9 billion, a $76 million decrease compared to 2014. The net interest margin was 2.91% for 2015 compared to 3.07% for 2014. The declines in both net interest income and net interest margin were driven by lower earning asset yields, largely due to a 15 basis point decline in loan yields, partially offset by strong deposit growth that enabled a decline in higher-cost long-term debt.
Noninterest Income
Noninterest income was $765 million for the current quarter, compared to $811 million for the prior quarter and $795 million for the fourth quarter of 2014. The $46 million decrease from the prior quarter was primarily related to lower wealth management-related revenue, as well as a decline in asset disposition gains, partially offset by higher mortgage-related revenue. Compared to the fourth quarter of 2014, noninterest income decreased $30 million, driven by many of the same factors impacting the sequential comparison.
Investment banking income was $104 million for the current quarter, compared to $115 million in the prior quarter and $109 million in the fourth quarter of 2014. The $11 million decrease from the prior quarter was driven by a decline in debt origination activity stemming from challenging market conditions in the fourth quarter, partially offset by growth in equity originations. Compared to the fourth quarter of 2014, the $5 million decrease was largely driven by the same trends impacting the sequential comparison. For 2015, investment banking income increased 14% compared to 2014, driven by strong performances across most products and sectors.
Trading income was $42 million for the current quarter, compared to $31 million in the prior quarter and $40 million in the fourth quarter of 2014. The $11 million increase from the prior quarter was driven primarily by increased client-driven interest rate risk management activity.
Mortgage production-related income for the current quarter was $53 million, compared to $58 million for the prior quarter and $61 million for the fourth quarter of 2014. The $5 million decrease from the prior quarter was primarily due to a decline in loan production. The $8 million decrease compared to the fourth quarter of 2014 was driven by a modest decline in gain-on-sale margins. Mortgage production volume declined 20% compared to the prior quarter, due to the typical seasonal decline in new purchase activity.
Mortgage servicing income was $56 million for the current quarter, compared to $40 million in the prior quarter and $53 million in the fourth quarter of 2014. The $16 million increase from the prior quarter was driven by higher servicing fees, improved net hedge performance, and a decline in the servicing asset decay expense. The $3 million increase compared to the fourth quarter of 2014 was due to higher servicing fees as a result of a larger servicing portfolio. The servicing portfolio was $148 billion at December 31, 2015, compared to $142 billion at December 31, 2014, driven by portfolio acquisitions.
Trust and investment management income was $79 million for the current quarter, compared to $86 million in the prior quarter and $84 million in the fourth quarter of 2014. The $7 million sequential decline was due to seasonal fees earned in the third quarter, as well as a decline in market value of assets under management impacting the fourth quarter. The $5 million decline compared to the prior year was largely due to a decline in assets under management.

Retail investment income was $71 million for the current quarter, compared to $77 million in the prior quarter and $73 million in the fourth quarter of 2014. The $6 million sequential decline was both a result of lower assets under management and reduced transactional activity.
Other noninterest income was $30 million for the current quarter, compared to $58 million in the prior quarter and $42 million in the fourth quarter of 2014. The decrease compared to the prior quarter was primarily due to a decline in leasing-related income and lower gains on loan sales, in addition to an impairment of loans held-for-sale recognized in the fourth quarter. The decrease compared to the fourth quarter of 2014 was largely due to foregone income from the sale of affordable housing investments.
For 2015, noninterest income was $3.3 billion, a decrease of $55 million compared to 2014. The decline was due to the gain on sale of RidgeWorth in 2014 (and associated foregone revenue) and lower service charges on deposits, partially offset by higher investment banking and mortgage-related revenue, as well as higher gains from the sale of securities.
Noninterest Expense
Noninterest expense was $1.3 billion in the current quarter, an increase of $24 million compared to the prior quarter and a decrease of $122 million compared to the fourth quarter of 2014. The sequential increase was primarily due to discrete recoveries recognized in the prior quarter as a result of the resolution of previous mortgage matters. The $122 million decline compared to a year ago was due primarily to the $145 million legal provision related to legacy mortgage matters in the fourth quarter of 2014.
Employee compensation and benefits expense was $690 million in the current quarter, compared to $725 million in the prior quarter and $670 million in the fourth quarter of 2014. The sequential decrease of $35 million was due to lower employee benefit costs. The $20 million increase compared to the fourth quarter of 2014 was due primarily to higher employee compensation expense, in part attributable to improved business performance, partially offset by a decrease in employee benefit costs.
Operating losses were $22 million in the current quarter, compared to $3 million in the prior quarter and $174 million in the fourth quarter of 2014. The sequential increase was due primarily to discrete recoveries recognized in the prior quarter resulting from the resolution of previous mortgage matters. The $152 million decline compared to a year ago was due primarily to the aforementioned $145 million mortgage-related legal provision in the fourth quarter of 2014.
Outside processing and software expense was $222 million in the current quarter, compared to $200 million in the prior quarter and $206 million in the fourth quarter of 2014. The increase compared to both periods was due to higher utilization of third-party services, increased business activity, and certain discrete costs incurred in the current quarter.
Marketing and customer development expense was $48 million in the current quarter, compared to $42 million in the prior quarter and $43 million in the fourth quarter of 2014. The increase over both the prior quarter and prior year was due largely to higher advertising and client development costs.
Other noninterest expense was $127 million and $126 million in the current and prior quarter, and $146 million in the fourth quarter of 2014. The $19 million decrease compared to the fourth quarter of 2014 was largely due to lower credit and collections costs and lower consulting expenses. Amortization expense increased compared to the prior quarter and the fourth quarter of 2014, driven by increased investments in low-income community development projects, also resulting in a similar increase in tax credits.
For 2015, noninterest expense was $5.2 billion compared to $5.5 billion for 2014. The $383 million decrease was driven by a decline in mortgage-related operating losses and affordable housing impairment charges recognized in 2014, the decline in RidgeWorth-related expenses, and the continued focus on expense management. These declines were partially offset by $24 million of debt extinguishment charges (net of related hedges) and higher outside processing costs during 2015.

Income Taxes
For the current quarter, the Company recorded an income tax provision of $185 million, compared to $187 million for the prior quarter and $128 million for the fourth quarter of 2014. The effective tax rate for the current quarter was approximately 28%, compared to approximately 26% in the prior quarter and approximately 25% in the fourth quarter of 2014. The effective tax rates in the current and prior quarter were favorably impacted by $17 million and $35 million in discrete income tax items, respectively.
Balance Sheet
At December 31, 2015, the Company had total assets of $190.8 billion and total shareholders’ equity of $23.4 billion, representing 12% of total assets. Book value per share was $43.66 and tangible book value per share was $31.65, relatively stable compared to September 30, 2015, as growth in retained earnings was offset by a decline in accumulated other comprehensive income (AOCI).
Loans
Average performing loans were $134.7 billion for the current quarter, a 2% increase over both the prior quarter and fourth quarter of 2014. Sequential growth in average C&I loans, consumer loans, and commercial construction loans of $1.1 billion, $814 million, and $327 million, respectively, was offset by a $220 million decline in home equity products. Compared to the fourth quarter of 2014, growth was concentrated in C&I loans, consumer direct loans, and nonguaranteed residential mortgages. This growth was partially offset by a decline in consumer indirect loans, primarily due to the $1 billion indirect auto loan securitization in the second quarter of 2015, as well as a decline in home equity products.
Deposits
Average consumer and commercial deposits for the current quarter were $148.2 billion, a 2% increase over the prior quarter and 8% compared to the prior year. The sequential increase was driven by a 4% increase in NOW account balances and a 2% increase in money market account balances. Slightly offsetting this growth in lower-cost deposits was a 1% decline in time deposits and a 2% decline in savings account balances. Compared to the fourth quarter of 2014, average client deposits increased 8%, driven by increases in lower-cost deposits, partially offset by an 11% decline in time deposits.
Capital and Liquidity
The Company’s estimated capital ratios were well above current regulatory requirements with the Common Equity Tier 1 and Tier 1 capital ratios at an estimated 9.8% and 10.6%, respectively, at December 31, 2015, on a fully phased-in basis. The ratios of average total equity to average total assets and tangible equity to tangible assets were 12.43% and 9.39%, respectively, at December 31, 2015. The Company continues to have substantial available liquidity in the form of cash, high-quality government-backed or government-sponsored securities, and other available contingency funding sources.
Per its 2015 capital plan, the Company declared a common stock dividend of $0.24 per common share and repurchased $175 million of its outstanding common stock in the fourth quarter. In addition, the Company repurchased an incremental $39 million of common stock in the fourth quarter. Consistent with its capital plan, the Company currently expects to repurchase approximately $350 million of additional common stock in the first half of 2016.

Asset Quality
Total nonperforming assets were $735 million at December 31, 2015, up $203 million compared to the prior quarter and down $45 million compared to the fourth quarter of 2014. The sequential increase was primarily due to downgrades of certain energy-related loans during the fourth quarter of 2015. At December 31, 2015, the percentage of nonperforming loans to total loans was 0.49%, compared to 0.35% at September 30, 2015, and 0.48% at December 31, 2014. Other real estate owned totaled $56 million, a 10% decrease from the prior quarter and a 43% decrease from the fourth quarter of 2014.
Net charge-offs were $83 million during the current quarter, an increase of $12 million and a decrease of $11 million compared to the prior quarter and the fourth quarter of 2014, respectively. The ratio of annualized net charge-offs to total average loans was 0.24% during the current quarter, compared to 0.21% during the prior quarter and 0.28% during the fourth quarter of 2014. The provision for credit losses was $51 million in the current quarter, an increase of $19 million from the prior quarter due to higher net charge-offs and a reduction in the decline in the allowance for loan and lease losses, as a result of higher loan growth. The provision for credit losses decreased $23 million compared to the fourth quarter of 2014, driven by the overall improvement in asset quality, in addition to lower net charge-offs.
At December 31, 2015, the allowance for loan and lease losses was $1.8 billion, which represented 1.29% of total loans, a decline of $34 million, or 5 basis points, from September 30, 2015. Excluding government-guaranteed loans, the allowance for loan and lease losses to period-end loans ratio was 1.34% as of December 31, 2015.
Early stage delinquencies increased 9 basis points from the prior quarter to 0.70% at December 31, 2015. Excluding government-guaranteed loans, early stage delinquencies were 0.30%, down 1 basis point from the prior quarter.
Accruing restructured loans totaled $2.6 billion and nonaccruing restructured loans totaled $176 million at December 31, 2015, of which $2.6 billion were residential loans, $131 million were consumer loans, and $74 million were commercial loans.

OTHER INFORMATION
Business Segment Results
The Company has included business segment financial tables as part of this release. The Company’s business segments include: Consumer Banking and Private Wealth Management, Wholesale Banking, and Mortgage Banking. All revenue in the business segment tables is reported on a fully taxable-equivalent basis. For the business segments, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances. SunTrust also reports results for Corporate Other, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Corporate Other segment also includes differences created between internal management accounting practices and U.S. Generally Accepted Accounting Principles ("U.S. GAAP") and certain matched-maturity funds transfer pricing credits and charges. A detailed discussion of the business segment results will be included in the Company’s forthcoming Form 10-K.
Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming Form 10-K. Detailed financial tables and other information are also available at investors.suntrust.com. This information is also included in a current report on Form 8-K furnished with the SEC today.
Conference Call
SunTrust management will host a conference call on January 22, 2016, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 4Q15). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 4Q15). A replay of the call will be available approximately one hour after the call ends on January 22, 2016, and will remain available until February 22, 2016, by dialing 1-800-964-3385 (domestic) or 1-203-369-3095 (international). Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at investors.suntrust.com. Beginning the afternoon of January 22, 2016, listeners may access an archived version of the webcast in the “Events & Presentations” section of the investor relations website. This webcast will be archived and available for one year.
SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the Southeast and Mid-Atlantic States and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.
Important Cautionary Statement About Forward-Looking Statements

This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

This news release contains forward-looking statements. Statements regarding potential future share repurchases and future expected dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Future dividends, and the amount of any such dividend, must be declared by our board of directors in the future in their discretion. Also, future share repurchases and the timing of any such repurchase are subject to market conditions and management's discretion. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in other periodic reports that we file with the SEC.

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS

(Dollars in millions and shares in thousands, except per share data) (Unaudited)	Three Months Ended December 31%			Twelve Months Ended December 31%
	2015	2014	Change	2015	2014	Change
EARNINGS & DIVIDENDS
Net income	$484	$394	23%	$1,933	$1,774	9%
Net income available to common shareholders	467	378	24	1,863	1,722	8
Adjusted net income available to common shareholders [1]	467	466	—	1,863	1,729	8
Total revenue - FTE [1,2]	2,046	2,043	—	8,174	8,305	(2)
Total revenue - FTE, excluding gain on sale of asset management subsidiary [1,2]	2,046	2,043	—	8,174	8,200	—
Net income per average common share:
Diluted	0.91	0.72	26	3.58	3.23	11
Adjusted diluted [1]	0.91	0.88	3	3.58	3.24	10
Basic	0.92	0.72	28	3.62	3.26	11
Dividends paid per common share	0.24	0.20	20	0.92	0.70	31
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$189,656	$188,341	1%	$188,892	$182,176	4%
Earning assets	170,262	167,227	2	168,813	162,189	4
Loans	135,214	133,438	1	133,558	130,874	2
Intangible assets including mortgage servicing rights ("MSRs")	7,629	7,623	—	7,604	7,630	—
MSRs	1,273	1,272	—	1,250	1,255	—
Consumer and commercial deposits	148,163	136,892	8	144,202	132,012	9
Brokered time and foreign deposits	1,046	1,399	(25)	1,106	1,730	(36)
Total shareholders’ equity	23,583	22,754	4	23,346	22,170	5
Preferred stock	1,225	1,024	20	1,225	800	53
Period End Balances:
Total assets				190,817	190,328	—
Earning assets				172,114	168,678	2
Loans				136,442	133,112	3
Allowance for loan and lease losses ("ALLL")				1,752	1,937	(10)
Consumer and commercial deposits				148,921	139,234	7
Brokered time and foreign deposits				909	1,333	(32)
Total shareholders’ equity				23,437	23,005	2
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.01%	0.83%	22%	1.02%	0.97%	5%
Return on average common shareholders’ equity	8.28	6.91	20	8.42	8.06	4
Return on average tangible common shareholders' equity [1]	11.40	9.62	19	11.64	11.33	3
Net interest margin [2]	2.98	2.96	1	2.91	3.07	(5)
Efficiency ratio [2]	62.96	69.00	(9)	63.13	66.74	(5)
Tangible efficiency ratio [1,2]	62.11	68.44	(9)	62.64	66.44	(6)
Effective tax rate	28	25	12	28	22	27
Basel III capital ratios at period end (transitional) [3]:
CET1				9.95%	N/A
Tier 1 capital				10.80	N/A
Total capital				12.55	N/A
Leverage				9.70	N/A
Basel III fully phased-in CET1 ratio [1,3]				9.81	N/A
Basel I capital ratios at period end [3]:
Tier 1 common				N/A	9.60%
Tier 1 capital				N/A	10.80
Total capital				N/A	12.51
Tier 1 leverage				N/A	9.64
Total average shareholders’ equity to total average assets	12.43%	12.08%	3%	12.36%	12.17%	2%
Tangible equity to tangible assets [1]				9.39	9.17	2
Book value per common share				$43.66	$41.52	5%
Tangible book value per common share [1]				31.65	29.82	6
Market capitalization				21,793	21,978	(1)
Average common shares outstanding:
Diluted	514,507	527,959	(3)	520,586	533,391	(2)
Basic	508,536	521,775	(3)	514,844	527,500	(2)
Full-time equivalent employees				24,103	24,638	(2)
Number of ATMs				2,160	2,187	(1)
Full service banking offices				1,401	1,445	(3)

[1]	See Appendix A for reconcilements of non-U.S. GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on an FTE basis plus noninterest income.

3 Current period capital ratios are estimated as of the earnings release date. Basel III Final Rules became effective for the Company on January 1, 2015; thus, Basel III capital ratios are not applicable ("N/A") in periods ending prior to January 1, 2015 and Basel I capital ratios are N/A in periods ending subsequent to January 1, 2015.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS

	Three Months Ended
	December 31	September 30	June 30	March 31	December 31
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2015	2015	2015	2015	2014
EARNINGS & DIVIDENDS
Net income	$484	$537	$483	$429	$394
Net income available to common shareholders	467	519	467	411	378
Adjusted net income available to common shareholders [1]	467	519	467	411	466
Total revenue - FTE [1,2]	2,046	2,058	2,077	1,992	2,043
Total revenue - FTE, excluding gain on sale of asset management subsidiary [1,2]	2,046	2,058	2,077	1,992	2,043
Net income per average common share:
Diluted	0.91	1.00	0.89	0.78	0.72
Adjusted diluted [1]	0.91	1.00	0.89	0.78	0.88
Basic	0.92	1.01	0.90	0.79	0.72
Dividends paid per common share	0.24	0.24	0.24	0.20	0.20
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$189,656	$188,341	$188,310	$189,265	$188,341
Earning assets	170,262	168,334	168,461	168,179	167,227
Loans	135,214	132,837	132,829	133,338	133,438
Intangible assets including MSRs	7,629	7,711	7,572	7,502	7,623
MSRs	1,273	1,352	1,223	1,152	1,272
Consumer and commercial deposits	148,163	145,226	142,851	140,476	136,892
Brokered time and foreign deposits	1,046	1,010	1,118	1,250	1,399
Total shareholders’ equity	23,583	23,384	23,239	23,172	22,754
Preferred stock	1,225	1,225	1,225	1,225	1,024
Period End Balances:
Total assets	190,817	187,036	188,858	189,881	190,328
Earning assets	172,114	168,555	168,499	168,269	168,678
Loans	136,442	133,560	132,538	132,380	133,112
ALLL	1,752	1,786	1,834	1,893	1,937
Consumer and commercial deposits	148,921	145,337	143,922	143,239	139,234
Brokered time and foreign deposits	909	1,034	1,015	1,184	1,333
Total shareholders’ equity	23,437	23,664	23,223	23,260	23,005
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.01%	1.13%	1.03%	0.92%	0.83%
Return on average common shareholders’ equity	8.28	9.30	8.50	7.59	6.91
Return on average tangible common shareholders' equity [1]	11.40	12.84	11.77	10.53	9.62
Net interest margin [2]	2.98	2.94	2.86	2.83	2.96
Efficiency ratio [2]	62.96	61.44	63.92	64.23	69.00
Tangible efficiency ratio [1,2]	62.11	60.99	63.59	63.91	68.44
Effective tax rate	28	26	29	31	25
Basel III capital ratios at period end (transitional) [3]:
CET1	9.95%	10.04%	9.93%	9.89%	N/A
Tier 1 capital	10.80	10.90	10.79	10.76	N/A
Total capital	12.55	12.72	12.66	12.69	N/A
Leverage	9.70	9.68	9.56	9.41	N/A
Basel III fully phased-in CET1 ratio [1,3]	9.81	9.89	9.76	9.74	N/A
Basel I capital ratios at period end [3]:
Tier 1 common	N/A	N/A	N/A	N/A	9.60%
Tier 1 capital	N/A	N/A	N/A	N/A	10.80
Total capital	N/A	N/A	N/A	N/A	12.51
Tier 1 leverage	N/A	N/A	N/A	N/A	9.64
Total average shareholders’ equity to total average assets	12.43%	12.42%	12.34%	12.24%	12.08%
Tangible equity to tangible assets [1]	9.39	9.71	9.37	9.34	9.17
Book value per common share	$43.66	$43.65	$42.46	$42.21	$41.52
Tangible book value per common share [1]	31.65	31.75	30.65	30.49	29.82
Market capitalization	21,793	19,659	22,286	21,450	21,978
Average common shares outstanding:
Diluted	514,507	518,677	522,479	526,837	527,959
Basic	508,536	513,010	516,968	521,020	521,775
Full-time equivalent employees	24,103	24,124	24,237	24,466	24,638
Number of ATMs	2,160	2,142	2,162	2,176	2,187
Full service banking offices	1,401	1,406	1,430	1,444	1,445

[1]	See Appendix A for reconcilements of non-U.S. GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on an FTE basis plus noninterest income.

3 Current period capital ratios are estimated as of the earnings release date. Basel III Final Rules became effective for the Company on January 1, 2015; thus, Basel III capital ratios are not applicable ("N/A") in periods ending prior to January 1, 2015 and Basel I capital ratios are N/A in periods ending subsequent to January 1, 2015.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Increase/(Decrease)		Twelve Months Ended		(Decrease)/Increase
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	December 31				December 31
	2015	2014	Amount	% [2]	2015	2014	Amount	% [2]
Interest income	$1,363	$1,349	$14	1%	$5,265	$5,384	($119)	(2)%
Interest expense	117	138	(21)	(15)	501	544	(43)	(8)
NET INTEREST INCOME	1,246	1,211	35	3	4,764	4,840	(76)	(2)
Provision for credit losses	51	74	(23)	(31)	165	342	(177)	(52)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,195	1,137	58	5	4,599	4,498	101	2
NONINTEREST INCOME
Service charges on deposit accounts	156	162	(6)	(4)	622	645	(23)	(4)
Other charges and fees	92	94	(2)	(2)	377	368	9	2
Card fees	82	82	—	—	329	320	9	3
Investment banking income	104	109	(5)	(5)	461	404	57	14
Trading income	42	40	2	5	181	182	(1)	(1)
Trust and investment management income	79	84	(5)	(6)	334	423	(89)	(21)
Retail investment services	71	73	(2)	(3)	300	297	3	1
Mortgage production related income	53	61	(8)	(13)	270	201	69	34
Mortgage servicing related income	56	53	3	6	169	196	(27)	(14)
Net securities gains/(losses)	—	(5)	5	(100)	21	(15)	36	NM
Other noninterest income	30	42	(12)	(29)	204	302	(98)	(32)
Total noninterest income	765	795	(30)	(4)	3,268	3,323	(55)	(2)
NONINTEREST EXPENSE
Employee compensation and benefits	690	670	20	3	2,942	2,962	(20)	(1)
Outside processing and software	222	206	16	8	815	741	74	10
Net occupancy expense	86	86	—	—	341	340	1	—
Equipment expense	41	42	(1)	(2)	164	169	(5)	(3)
FDIC premium/regulatory exams	35	32	3	9	139	142	(3)	(2)
Marketing and customer development	48	43	5	12	151	134	17	13
Operating losses	22	174	(152)	(87)	56	441	(385)	(87)
Amortization	17	11	6	55	40	25	15	60
Other noninterest expense	127	146	(19)	(13)	512	589	(77)	(13)
Total noninterest expense	1,288	1,410	(122)	(9)	5,160	5,543	(383)	(7)
INCOME BEFORE PROVISION FOR INCOME TAXES	672	522	150	29	2,707	2,278	429	19
Provision for income taxes	185	128	57	45	764	493	271	55
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	487	394	93	24	1,943	1,785	158	9
Net income attributable to noncontrolling interest	3	—	3	NM	10	11	(1)	(9)
NET INCOME	$484	$394	$90	23%	$1,933	$1,774	$159	9%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$467	$378	$89	24%	$1,863	$1,722	$141	8%
Net interest income - FTE [1]	1,281	1,248	33	3	4,906	4,982	(76)	(2)
Net income per average common share:
Diluted	0.91	0.72	0.19	26	3.58	3.23	0.35	11
Basic	0.92	0.72	0.20	28	3.62	3.26	0.36	11
Cash dividends paid per common share	0.24	0.20	0.04	20	0.92	0.70	0.22	31
Average common shares outstanding:
Diluted	514,507	527,959	(13,452)	(3)	520,586	533,391	(12,805)	(2)
Basic	508,536	521,775	(13,239)	(3)	514,844	527,500	(12,656)	(2)

1 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-U.S. GAAP measure to the related U.S.GAAP measure.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended				Three Months Ended
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	December 31	September 30	Increase/(Decrease)		June 30	March 31	December 31
	2015	2015	Amount	% [2]	2015	2015	2014
Interest income	$1,363	$1,333	$30	2%	$1,297	$1,272	$1,349
Interest expense	117	122	(5)	(4)	130	132	138
NET INTEREST INCOME	1,246	1,211	35	3	1,167	1,140	1,211
Provision for credit losses	51	32	19	59	26	55	74
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,195	1,179	16	1	1,141	1,085	1,137
NONINTEREST INCOME
Service charges on deposit accounts	156	159	(3)	(2)	156	151	162
Other charges and fees	92	97	(5)	(5)	99	89	94
Card fees	82	83	(1)	(1)	84	80	82
Investment banking income	104	115	(11)	(10)	145	97	109
Trading income	42	31	11	35	54	55	40
Trust and investment management income	79	86	(7)	(8)	84	84	84
Retail investment services	71	77	(6)	(8)	80	72	73
Mortgage production related income	53	58	(5)	(9)	76	83	61
Mortgage servicing related income	56	40	16	40	30	43	53
Net securities gains/(losses)	—	7	(7)	(100)	14	—	(5)
Other noninterest income	30	58	(28)	(48)	52	63	42
Total noninterest income	765	811	(46)	(6)	874	817	795
NONINTEREST EXPENSE
Employee compensation and benefits	690	725	(35)	(5)	756	771	670
Outside processing and software	222	200	22	11	204	189	206
Net occupancy expense	86	86	—	—	85	84	86
Equipment expense	41	41	—	—	42	40	42
FDIC premium/regulatory exams	35	32	3	9	35	37	32
Marketing and customer development	48	42	6	14	34	27	43
Operating losses	22	3	19	NM	16	14	174
Amortization	17	9	8	89	7	7	11
Other noninterest expense	127	126	1	1	149	111	146
Total noninterest expense	1,288	1,264	24	2	1,328	1,280	1,410
INCOME BEFORE PROVISION FOR INCOME TAXES	672	726	(54)	(7)	687	622	522
Provision for income taxes	185	187	(2)	(1)	202	191	128
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	487	539	(52)	(10)	485	431	394
Net income attributable to noncontrolling interest	3	2	1	50	2	2	—
NET INCOME	$484	$537	($53)	(10)%	$483	$429	$394
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$467	$519	($52)	(10)%	$467	$411	$378
Net interest income - FTE [1]	1,281	1,247	34	3	1,203	1,175	1,248
Net income per average common share:
Diluted	0.91	1.00	(0.09)	(9)	0.89	0.78	0.72
Basic	0.92	1.01	(0.09)	(9)	0.90	0.79	0.72
Cash dividends paid per common share	0.24	0.24	—	—	0.24	0.20	0.20
Average common shares outstanding:
Diluted	514,507	518,677	(4,170)	(1)	522,479	526,837	527,959
Basic	508,536	513,010	(4,474)	(1)	516,968	521,020	521,775

1 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-U.S. GAAP measure to the related U.S. GAAP measure.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	December 31		(Decrease)/Increase
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2015	2014	Amount	% [2]
ASSETS
Cash and due from banks	$4,299	$7,047	($2,748)	(39)%
Federal funds sold and securities borrowed or purchased under agreements to resell	1,277	1,160	117	10
Interest-bearing deposits in other banks	23	22	1	5
Trading assets and derivative instruments	6,119	6,202	(83)	(1)
Securities available for sale	27,825	26,770	1,055	4
Loans held for sale ("LHFS")	1,838	3,232	(1,394)	(43)
Loans held for investment:
Commercial and industrial ("C&I")	67,062	65,440	1,622	2
Commercial real estate ("CRE")	6,236	6,741	(505)	(7)
Commercial construction	1,954	1,211	743	61
Residential mortgages - guaranteed	629	632	(3)	—
Residential mortgages - nonguaranteed	24,744	23,443	1,301	6
Residential home equity products	13,171	14,264	(1,093)	(8)
Residential construction	384	436	(52)	(12)
Consumer student - guaranteed	4,922	4,827	95	2
Consumer other direct	6,127	4,573	1,554	34
Consumer indirect	10,127	10,644	(517)	(5)
Consumer credit cards	1,086	901	185	21
Total loans held for investment	136,442	133,112	3,330	3
Allowance for loan and lease losses ("ALLL")	(1,752)	(1,937)	(185)	(10)
Net loans held for investment	134,690	131,175	3,515	3
Goodwill	6,337	6,337	—	—
Other intangible assets	1,325	1,219	106	9
Other assets	7,084	7,164	(80)	(1)
Total assets [1]	$190,817	$190,328	$489	—%
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$42,272	$41,096	$1,176	3%
Interest-bearing consumer and commercial deposits:
NOW accounts	38,990	33,326	5,664	17
Money market accounts	51,783	48,013	3,770	8
Savings	6,057	5,925	132	2
Consumer time	6,108	6,881	(773)	(11)
Other time	3,711	3,993	(282)	(7)
Total consumer and commercial deposits	148,921	139,234	9,687	7
Brokered time deposits	899	958	(59)	(6)
Foreign deposits	10	375	(365)	(97)
Total deposits	149,830	140,567	9,263	7
Funds purchased	1,949	1,276	673	53
Securities sold under agreements to repurchase	1,654	2,276	(622)	(27)
Other short-term borrowings	1,024	5,634	(4,610)	(82)
Long-term debt	8,462	13,022	(4,560)	(35)
Trading liabilities and derivative instruments	1,263	1,227	36	3
Other liabilities	3,198	3,321	(123)	(4)
Total liabilities	167,380	167,323	57	—
SHAREHOLDERS' EQUITY
Preferred stock, no par value	1,225	1,225	—	—
Common stock, $1.00 par value	550	550	—	—
Additional paid-in capital	9,094	9,089	5	—
Retained earnings	14,686	13,295	1,391	10
Treasury stock, at cost, and other	(1,658)	(1,032)	626	61
Accumulated other comprehensive loss, net of tax	(460)	(122)	338	NM
Total shareholders' equity	23,437	23,005	432	2
Total liabilities and shareholders' equity	$190,817	$190,328	$489	—%

Common shares outstanding	508,712	524,540	(15,828)	(3)%
Common shares authorized	750,000	750,000	—	—
Preferred shares outstanding	12	12	—	—
Preferred shares authorized	50,000	50,000	—	—
Treasury shares of common stock	41,209	25,381	15,828	62
1 Includes earning assets of $172,114 and $168,678 at December 31, 2015 and 2014, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in millions and shares in thousands, except per share data) (Unaudited)	December 31	September 30	Increase/(Decrease)		June 30	March 31	December 31
	2015	2015	Amount	% [2]	2015	2015	2014
ASSETS
Cash and due from banks	$4,299	$3,788	$511	13%	$5,915	$6,483	$7,047
Federal funds sold and securities borrowed or purchased under agreements to resell	1,277	1,105	172	16	1,350	1,233	1,160
Interest-bearing deposits in other banks	23	23	—	—	23	22	22
Trading assets and derivative instruments	6,119	6,537	(418)	(6)	6,438	6,595	6,202
Securities available for sale	27,825	27,270	555	2	27,113	26,761	26,770
LHFS	1,838	2,032	(194)	(10)	2,457	3,404	3,232
Loans held for investment:
C&I	67,062	65,371	1,691	3	65,713	65,574	65,440
CRE	6,236	6,168	68	1	6,058	6,389	6,741
Commercial construction	1,954	1,763	191	11	1,530	1,484	1,211
Residential mortgages - guaranteed	629	627	2	—	625	655	632
Residential mortgages - nonguaranteed	24,744	24,351	393	2	24,038	23,419	23,443
Residential home equity products	13,171	13,416	(245)	(2)	13,672	13,954	14,264
Residential construction	384	394	(10)	(3)	401	417	436
Consumer student - guaranteed	4,922	4,588	334	7	4,401	4,337	4,827
Consumer other direct	6,127	5,771	356	6	5,329	4,937	4,573
Consumer indirect	10,127	10,119	8	—	9,834	10,336	10,644
Consumer credit cards	1,086	992	94	9	937	878	901
Total loans held for investment	136,442	133,560	2,882	2	132,538	132,380	133,112
ALLL	(1,752)	(1,786)	(34)	(2)	(1,834)	(1,893)	(1,937)
Net loans held for investment	134,690	131,774	2,916	2	130,704	130,487	131,175
Goodwill	6,337	6,337	—	—	6,337	6,337	6,337
Other intangible assets	1,325	1,282	43	3	1,416	1,193	1,219
Other assets	7,084	6,888	196	3	7,105	7,366	7,164
Total assets [1]	$190,817	$187,036	$3,781	2%	$188,858	$189,881	$190,328
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$42,272	$41,487	$785	2%	$42,773	$42,376	$41,096
Interest-bearing consumer and commercial deposits:
NOW accounts	38,990	36,164	2,826	8	35,125	34,574	33,326
Money market accounts	51,783	51,628	155	—	49,586	49,430	48,013
Savings	6,057	6,133	(76)	(1)	6,263	6,304	5,925
Consumer time	6,108	6,205	(97)	(2)	6,398	6,670	6,881
Other time	3,711	3,720	(9)	—	3,777	3,885	3,993
Total consumer and commercial deposits	148,921	145,337	3,584	2	143,922	143,239	139,234
Brokered time deposits	899	884	15	2	865	884	958
Foreign deposits	10	150	(140)	(93)	150	300	375
Total deposits	149,830	146,371	3,459	2	144,937	144,423	140,567
Funds purchased	1,949	1,329	620	47	1,011	1,299	1,276
Securities sold under agreements to repurchase	1,654	1,536	118	8	1,858	1,845	2,276
Other short-term borrowings	1,024	1,077	(53)	(5)	3,248	1,438	5,634
Long-term debt	8,462	8,444	18	—	10,109	13,012	13,022
Trading liabilities and derivative instruments	1,263	1,330	(67)	(5)	1,308	1,459	1,227
Other liabilities	3,198	3,285	(87)	(3)	3,164	3,145	3,321
Total liabilities	167,380	163,372	4,008	2	165,635	166,621	167,323
SHAREHOLDERS’ EQUITY
Preferred stock, no par value	1,225	1,225	—	—	1,225	1,225	1,225
Common stock, $1.00 par value	550	550	—	—	550	550	550
Additional paid-in capital	9,094	9,087	7	—	9,080	9,074	9,089
Retained earnings	14,686	14,341	345	2	13,944	13,600	13,295
Treasury stock, at cost, and other	(1,658)	(1,451)	207	14	(1,282)	(1,124)	(1,032)
Accumulated other comprehensive loss, net of tax	(460)	(88)	372	NM	(294)	(65)	(122)
Total shareholders’ equity	23,437	23,664	(227)	1	23,223	23,260	23,005
Total liabilities and shareholders’ equity	$190,817	$187,036	$3,781	2%	$188,858	$189,881	$190,328

Common shares outstanding	508,712	514,106	(5,394)	(1)%	518,045	522,031	524,540
Common shares authorized	750,000	750,000	—	—	750,000	750,000	750,000
Preferred shares outstanding	12	12	—	—	12	12	12
Preferred shares authorized	50,000	50,000	—	—	50,000	50,000	50,000
Treasury shares of common stock	41,209	35,815	5,394	15	31,876	27,890	25,381
1 Includes earning assets of $172,114, $168,555, $168,499, $168,269, and $168,678 at December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015, and December 31, 2014, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID
	Three Months Ended						Increase/(Decrease) From
	December 31, 2015			September 30, 2015			Sequential Quarter		Prior Year Quarter
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans held for investment: [1]
Commercial and industrial ("C&I") - FTE [2]	$66,405	$542	3.24%	$65,269	$534	3.25%	$1,136	(0.01)	$1,882	(0.17)
Commercial real estate ("CRE")	6,072	43	2.78	6,024	43	2.85	48	(0.07)	(463)	(0.05)
Commercial construction	1,936	15	3.05	1,609	13	3.12	327	(0.07)	691	(0.18)
Residential mortgages - guaranteed	647	7	4.49	630	5	3.14	17	1.35	23	0.41
Residential mortgages - nonguaranteed	24,325	232	3.82	24,109	232	3.85	216	(0.03)	1,059	(0.09)
Residential home equity products	13,161	125	3.78	13,381	126	3.72	(220)	0.06	(990)	0.24
Residential construction	376	4	4.65	379	5	4.68	(3)	(0.03)	(48)	0.08
Consumer student - guaranteed	4,745	46	3.86	4,494	43	3.83	251	0.03	(413)	0.21
Consumer other direct	5,924	65	4.34	5,550	61	4.33	374	0.01	1,579	0.14
Consumer indirect	10,098	85	3.35	9,968	83	3.29	130	0.06	(1,490)	0.16
Consumer credit cards	1,024	26	10.17	965	24	10.14	59	0.03	174	0.51
Nonaccrual	501	5	3.86	459	5	4.49	42	(0.63)	(228)	0.26
Total loans held for investment - FTE [2]	135,214	1,195	3.51	132,837	1,174	3.51	2,377	—	1,776	(0.03)
Securities available for sale:
Taxable	26,823	162	2.42	26,621	151	2.27	202	0.15	1,164	0.01
Tax-exempt - FTE [2]	161	2	5.23	170	3	5.21	(9)	0.02	(58)	(0.03)
Total securities available for sale - FTE [2]	26,984	164	2.43	26,791	154	2.29	193	0.14	1,106	(0.01)
Federal funds sold and securities borrowed or purchased under agreements to resell	1,127	—	0.01	1,100	—	0.03	27	(0.02)	(78)	0.01
Loans held for sale ("LHFS") - FTE [2]	1,728	16	3.70	2,288	20	3.60	(560)	0.10	(98)	—
Interest-bearing deposits in other banks	23	—	0.09	22	—	0.14	1	(0.05)	1	0.05
Interest earning trading assets	5,186	23	1.73	5,296	21	1.57	(110)	0.16	328	(0.05)
Total earning assets - FTE [2]	170,262	1,398	3.26	168,334	1,369	3.23	1,928	0.03	3,035	(0.03)
Allowance for loan and lease losses ("ALLL")	(1,764)			(1,804)			40		167
Cash and due from banks	4,965			5,729			(764)		(1,696)
Other assets	14,525			14,522			3		(49)
Noninterest earning trading assets and derivative instruments	1,230			1,165			65		(127)
Unrealized gains on securities available for sale, net	438			395			43		(15)
Total assets	$189,656			$188,341			$1,315		$1,315
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$37,293	$9	0.09%	$35,784	$8	0.09%	$1,509	—	$6,926	0.01
Money market accounts	52,250	21	0.16	51,064	21	0.16	1,186	—	4,340	—
Savings	6,095	—	0.03	6,203	—	0.03	(108)	—	108	—
Consumer time	6,156	12	0.77	6,286	12	0.75	(130)	0.02	(814)	0.01
Other time	3,721	10	1.02	3,738	10	1.01	(17)	0.01	(346)	0.03
Total interest-bearing consumer and commercial deposits	105,515	52	0.19	103,075	51	0.20	2,440	(0.01)	10,214	(0.02)
Brokered time deposits	890	3	1.38	870	3	1.38	20	—	(165)	(0.28)
Foreign deposits	156	—	0.14	140	—	0.13	16	0.01	(188)	0.02
Total interest-bearing deposits	106,561	55	0.20	104,085	54	0.21	2,476	(0.01)	9,861	(0.02)
Funds purchased	869	—	0.15	672	—	0.10	197	0.05	(104)	0.04
Securities sold under agreements to repurchase	1,773	1	0.21	1,765	1	0.22	8	(0.01)	(506)	0.02
Interest-bearing trading liabilities	878	5	2.40	840	6	2.55	38	(0.15)	(83)	0.02
Other short-term borrowings	1,113	—	0.09	2,172	1	0.16	(1,059)	(0.07)	(5,468)	(0.11)
Long-term debt	8,450	56	2.62	9,680	60	2.47	(1,230)	0.15	(4,517)	0.39
Total interest-bearing liabilities	119,644	117	0.39	119,214	122	0.41	430	(0.02)	(817)	(0.06)
Noninterest-bearing deposits	42,648			42,151			497		1,057
Other liabilities	3,393			3,198			195		250
Noninterest-bearing trading liabilities and derivative instruments	388			394			(6)		(4)
Shareholders’ equity	23,583			23,384			199		829
Total liabilities and shareholders’ equity	$189,656			$188,341			$1,315		$1,315
Interest Rate Spread			2.87%			2.82%		0.05		0.03
Net Interest Income - FTE [2]		$1,281			$1,247
Net Interest Margin [3]			2.98%			2.94%		0.04		0.02

1 Interest income includes loan fees of $47 million and $50 million for the three months ended December 31, 2015 and September 30, 2015, respectively.
2 Interest income and yields include the effects of fully taxable-equivalent ("FTE") adjustments for the tax-favored status of net interest income from certain loans and investments using a federal income tax rate of 35% and, where applicable, state income taxes to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
3 Net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID, continued
	Three Months Ended
	June 30, 2015			March 31, 2015			December 31, 2014
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Interest Income/Expense	Yields/ Rates
ASSETS
Loans held for investment: [1]
C&I - FTE [2]	$65,743	$525	3.20%	$65,725	$511	3.15%	$64,523	$554	3.41%
CRE	6,146	43	2.81	6,475	44	2.77	6,535	47	2.83
Commercial construction	1,519	12	3.18	1,342	10	3.17	1,245	10	3.23
Residential mortgages - guaranteed	631	6	3.85	638	6	3.58	624	6	4.08
Residential mortgages - nonguaranteed	23,479	226	3.86	23,104	222	3.84	23,266	227	3.91
Residential home equity products	13,657	125	3.68	13,953	125	3.63	14,151	126	3.54
Residential construction	382	5	4.83	398	5	5.21	424	5	4.57
Consumer student - guaranteed	4,345	41	3.74	4,755	43	3.70	5,158	47	3.65
Consumer other direct	5,140	55	4.27	4,747	50	4.24	4,345	46	4.20
Consumer indirect	10,284	82	3.20	10,708	83	3.13	11,588	93	3.19
Consumer credit cards	904	22	9.85	880	22	9.84	850	21	9.66
Nonaccrual	599	8	5.33	613	4	2.90	729	7	3.60
Total loans held for investment - FTE [2]	132,829	1,150	3.47	133,338	1,125	3.42	133,438	1,189	3.54
Securities available for sale:
Taxable	26,175	135	2.06	25,676	139	2.17	25,659	155	2.41
Tax-exempt - FTE [2]	180	2	5.18	192	2	5.19	219	3	5.26
Total securities available for sale - FTE [2]	26,355	137	2.09	25,868	141	2.18	25,878	158	2.44
Federal funds sold and securities borrowed or purchased under agreements to resell	1,220	—	—	1,141	—	—	1,205	—	—
LHFS - FTE [2]	2,757	24	3.49	2,630	22	3.33	1,826	17	3.70
Interest-bearing deposits in other banks	23	—	0.13	23	—	0.12	22	—	0.04
Interest earning trading assets	5,277	22	1.67	5,179	19	1.49	4,858	22	1.78
Total earning assets - FTE [2]	168,461	1,333	3.17	168,179	1,307	3.15	167,227	1,386	3.29
ALLL	(1,864)			(1,910)			(1,931)
Cash and due from banks	5,209			6,567			6,661
Other assets	14,649			14,417			14,574
Noninterest earning trading assets and derivative instruments	1,265			1,402			1,357
Unrealized gains on securities available for sale, net	590			610			453
Total assets	$188,310			$189,265			$188,341
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$34,356	$8	0.09%	$33,159	$7	0.09%	$30,367	$6	0.08%
Money market accounts	49,527	21	0.17	49,193	21	0.18	47,910	20	0.16
Savings	6,281	—	0.03	6,082	1	0.04	5,987	1	0.03
Consumer time	6,545	13	0.77	6,793	13	0.77	6,970	13	0.76
Other time	3,839	10	1.03	3,957	10	1.00	4,067	10	0.99
Total interest-bearing consumer and commercial deposits	100,548	52	0.21	99,184	52	0.21	95,301	50	0.21
Brokered time deposits	875	3	1.39	916	4	1.50	1,055	5	1.66
Foreign deposits	243	—	0.12	334	—	0.13	344	—	0.12
Total interest-bearing deposits	101,666	55	0.22	100,434	56	0.22	96,700	55	0.22
Funds purchased	710	—	0.10	1,040	—	0.10	973	—	0.11
Securities sold under agreements to repurchase	1,827	1	0.20	1,922	1	0.19	2,279	1	0.19
Interest-bearing trading liabilities	925	6	2.44	882	5	2.37	961	6	2.38
Other short-term borrowings	1,582	1	0.14	3,698	2	0.19	6,581	3	0.20
Long-term debt	12,410	67	2.18	13,018	68	2.13	12,967	73	2.23
Total interest-bearing liabilities	119,120	130	0.44	120,994	132	0.44	120,461	138	0.45
Noninterest-bearing deposits	42,303			41,292			41,591
Other liabilities	3,235			3,279			3,143
Noninterest-bearing trading liabilities and derivative instruments	413			528			392
Shareholders’ equity	23,239			23,172			22,754
Total liabilities and shareholders’ equity	$188,310			$189,265			$188,341
Interest Rate Spread			2.73%			2.71%			2.84%
Net Interest Income - FTE [2]		$1,203			$1,175			$1,248
Net Interest Margin [3]			2.86%			2.83%			2.96%

[1]	Interest income includes loan fees of $48 million, $44 million, and $56 million for the three months ended June 30, 2015, March 31, 2015, and December 31, 2014, respectively.

[2]
Interest income and yields include the effects of fully taxable-equivalent ("FTE") adjustments for the tax-favored status of net interest income from certain loans and investments using a federal income tax rate of 35% and, where applicable, state income taxes to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[3]	Net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID, continued
	Twelve Months Ended
	December 31, 2015			December 31, 2014			Increase/(Decrease)
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans held for investment: [1]
C&I - FTE [2]	$65,786	$2,112	3.21%	$61,181	$2,184	3.57%	$4,605	(0.36)
CRE	6,178	173	2.80	6,150	177	2.88	28	(0.08)
Commercial construction	1,603	50	3.12	1,078	35	3.28	525	(0.16)
Residential mortgages - guaranteed	636	24	3.77	1,890	70	3.68	(1,254)	0.09
Residential mortgages - nonguaranteed	23,759	913	3.84	23,691	944	3.99	68	(0.15)
Residential home equity products	13,535	501	3.70	14,329	512	3.57	(794)	0.13
Residential construction	384	19	4.85	457	21	4.64	(73)	0.21
Consumer student - guaranteed	4,584	173	3.78	5,375	197	3.66	(791)	0.12
Consumer other direct	5,344	230	4.30	3,635	153	4.22	1,709	0.08
Consumer indirect	10,262	333	3.24	11,459	366	3.19	(1,197)	0.05
Consumer credit cards	944	94	10.00	772	75	9.64	172	0.36
Nonaccrual	543	22	4.13	857	22	2.59	(314)	1.54
Total loans held for investment - FTE [2]	133,558	4,644	3.48	130,874	4,756	3.63	2,684	(0.15)
Securities available for sale:
Taxable	26,327	587	2.23	23,779	603	2.54	2,548	(0.31)
Tax-exempt - FTE [2]	176	9	5.20	245	13	5.26	(69)	(0.06)
Total securities available for sale - FTE [2]	26,503	596	2.25	24,024	616	2.56	2,479	(0.31)
Federal funds sold and securities borrowed or purchased under agreements to resell	1,147	—	—	1,067	—	—	80	—
LHFS - FTE [2]	2,348	83	3.52	2,085	78	3.75	263	(0.23)
Interest-bearing deposits in other banks	22	—	0.12	31	—	0.08	(9)	0.04
Interest earning trading assets	5,235	84	1.62	4,108	76	1.86	1,127	(0.24)
Total earning assets - FTE [2]	168,813	5,407	3.20	162,189	5,526	3.41	6,624	(0.21)
ALLL	(1,835)			(1,995)			160
Cash and due from banks	5,614			5,773			(159)
Other assets	14,527			14,674			(147)
Noninterest earning trading assets and derivative instruments	1,265			1,255			10
Unrealized gains on securities available for sale, net	508			280			228
Total assets	$188,892			$182,176			$6,716
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$35,161	$31	0.09%	$28,879	$22	0.08%	$6,282	0.01
Money market accounts	50,518	85	0.17	44,813	66	0.15	5,705	0.02
Savings	6,165	2	0.03	6,076	2	0.04	89	(0.01)
Consumer time	6,443	49	0.77	7,539	66	0.88	(1,096)	(0.11)
Other time	3,813	39	1.02	4,294	46	1.06	(481)	(0.04)
Total interest-bearing consumer and commercial deposits	102,100	206	0.20	91,601	202	0.22	10,499	(0.02)
Brokered time deposits	888	13	1.41	1,584	33	2.08	(696)	(0.67)
Foreign deposits	218	—	0.13	146	—	0.12	72	0.01
Total interest-bearing deposits	103,206	219	0.21	93,331	235	0.25	9,875	(0.04)
Funds purchased	822	1	0.11	931	1	0.09	(109)	0.02
Securities sold under agreements to repurchase	1,821	4	0.21	2,202	3	0.14	(381)	0.07
Interest-bearing trading liabilities	881	22	2.44	806	21	2.65	75	(0.21)
Other short-term borrowings	2,135	3	0.16	6,135	14	0.23	(4,000)	(0.07)
Long-term debt	10,873	252	2.32	12,359	270	2.19	(1,486)	0.13
Total interest-bearing liabilities	119,738	501	0.42	115,764	544	0.47	3,974	(0.05)
Noninterest-bearing deposits	42,102			40,411			1,691
Other liabilities	3,276			3,473			(197)
Noninterest-bearing trading liabilities and derivative instruments	430			358			72
Shareholders’ equity	23,346			22,170			1,176
Total liabilities and shareholders’ equity	$188,892			$182,176			$6,716
Interest Rate Spread			2.78%			2.94%		(0.16)
Net Interest Income - FTE [2]		$4,906			$4,982
Net Interest Margin [3]			2.91%			3.07%		(0.16)

1 Interest income includes loan fees of $189 million and $196 million for the twelve months ended December 31, 2015 and 2014, respectively.
2 Interest income and yields include the effects of fully taxable-equivalent ("FTE") adjustments for the tax-favored status of net interest income from certain loans and investments using a federal income tax rate of 35% and, where applicable, state income taxes to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
3 Net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA
	Three Months Ended				Twelve Months Ended
	December 31		(Decrease)/Increase		December 31		(Decrease)/Increase
(Dollars in millions) (Unaudited)	2015	2014	Amount	% [4]	2015	2014	Amount	% [4]
CREDIT DATA
Allowance for credit losses, beginning of period	$1,847	$2,011	($164)	(8)%	$1,991	$2,094	($103)	(5)%
Provision for unfunded commitments	2	11	(9)	(82)	9	4	5	NM
Provision/(benefit) for loan losses:
Commercial	59	29	30	NM	133	111	22	20
Residential	(37)	12	(49)	NM	(67)	126	(193)	NM
Consumer	27	22	5	23	90	101	(11)	(11)
Total provision for loan losses	49	63	(14)	(22)	156	338	(182)	(54)
Charge-offs:
Commercial	(35)	(31)	4	13	(117)	(128)	(11)	(9)
Residential	(41)	(65)	(24)	(37)	(218)	(344)	(126)	(37)
Consumer	(38)	(38)	—	—	(135)	(135)	—	—
Total charge-offs	(114)	(134)	(20)	(15)	(470)	(607)	(137)	(23)
Recoveries:
Commercial	10	17	(7)	(41)	45	57	(12)	(21)
Residential	11	13	(2)	(15)	42	65	(23)	(35)
Consumer	10	10	—	—	42	40	2	5
Total recoveries	31	40	(9)	(23)	129	162	(33)	(20)
Net charge-offs	(83)	(94)	(11)	(12)	(341)	(445)	(104)	(23)
Allowance for credit losses, end of period	$1,815	$1,991	($176)	(9)%	$1,815	$1,991	($176)	(9)%
Components:
Allowance for loan and lease losses ("ALLL")					$1,752	$1,937	($185)	(10)%
Unfunded commitments reserve					63	54	9	17
Allowance for credit losses					$1,815	$1,991	($176)	(9)%
Net charge-offs to average loans held for investment (annualized):
Commercial	0.13%	0.08%	0.05	63%	0.10%	0.10%	—	—%
Residential	0.30	0.53	(0.23)	(43)	0.45	0.68	(0.23)	(34)
Consumer	0.51	0.49	0.02	4	0.44	0.45	(0.01)	(2)
Total net charge-offs to total average loans held for investment	0.24	0.28	(0.04)	(14)	0.26	0.34	(0.08)	(24)
Period Ended
Nonaccrual/nonperforming loans ("NPLs"):
Commercial					$319	$173	$146	84%
Residential					344	455	(111)	(24)
Consumer					9	6	3	50
Total nonaccrual/NPLs					672	634	38	6
Other real estate owned (“OREO”)					56	99	(43)	(43)
Other repossessed assets					7	9	(2)	(22)
Nonperforming loans held for sale ("nonperforming LHFS")					—	38	(38)	(100)
Total nonperforming assets ("NPAs")					$735	$780	($45)	(6)%
Accruing restructured loans					$2,603	$2,592	$11	—%
Nonaccruing restructured loans					176	273	(97)	(36)
Accruing loans held for investment past due > 90 days (guaranteed)					939	1,022	(83)	(8)
Accruing loans held for investment past due > 90 days (non-guaranteed)					42	35	7	20
Accruing LHFS past due > 90 days					—	1	(1)	(100)
NPLs to total loans held for investment					0.49%	0.48%	0.01	2%
NPAs to total loans held for investment plus OREO, other repossessed assets, and nonperforming LHFS					0.54	0.59	(0.05)	(8)
ALLL to period-end loans held for investment [1,2]					1.29	1.46	(0.17)	(12)
ALLL to period-end loans held for investment, excluding government guaranteed loans [1,2,3]					1.34	1.52	(0.18)	(12)
ALLL to NPLs [1,2]					2.62x	3.07x	(0.45x)	(15)
ALLL to annualized net charge-offs [1]	5.33x	5.19x	0.14x	3	5.14x	4.35x	0.79x	18

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-U.S. GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA
	Three Months Ended				Three Months Ended
	December 31	September 30	(Decrease)/Increase		June 30	March 31	December 31
(Dollars in millions) (Unaudited)	2015	2015	Amount	% [4]	2015	2015	2014
CREDIT DATA
Allowance for credit losses, beginning of period	$1,847	$1,886	($39)	(2)%	$1,947	$1,991	$2,011
Provision/(benefit) for unfunded commitments	2	9	(7)	(78)	(2)	—	11
Provision/(benefit) for loan losses:
Commercial	59	33	26	79	33	7	29
Residential	(37)	(39)	2	(5)	(16)	25	12
Consumer	27	29	(2)	(7)	11	23	22
Total provision for loan losses	49	23	26	NM	28	55	63
Charge-offs:
Commercial	(35)	(23)	12	52	(31)	(28)	(31)
Residential	(41)	(47)	(6)	(13)	(61)	(68)	(65)
Consumer	(38)	(32)	6	19	(31)	(34)	(38)
Total charge-offs	(114)	(102)	12	12	(123)	(130)	(134)
Recoveries:
Commercial	10	10	—	—	15	11	17
Residential	11	11	—	—	10	9	13
Consumer	10	10	—	—	11	11	10
Total recoveries	31	31	—	—	36	31	40
Net charge-offs	(83)	(71)	12	17	(87)	(99)	(94)
Allowance for credit losses, end of period	$1,815	$1,847	($32)	(2)%	$1,886	$1,947	$1,991
Components:
ALLL	$1,752	$1,786	($34)	(2)%	$1,834	$1,893	$1,937
Unfunded commitments reserve	63	61	2	3	52	54	54
Allowance for credit losses	$1,815	$1,847	($32)	(2)%	$1,886	$1,947	$1,991
Net charge-offs to average loans held for investment (annualized):
Commercial	0.13%	0.07%	0.06	86%	0.09%	0.09%	0.08%
Residential	0.30	0.37	(0.07)	(19)	0.53	0.62	0.53
Consumer	0.51	0.42	0.09	21	0.38	0.46	0.49
Total net charge-offs to total average loans held for investment	0.24	0.21	0.03	14	0.26	0.30	0.28
Period Ended
Nonaccrual/NPLs:
Commercial	$319	$138	$181	NM	$158	$165	$173
Residential	344	318	26	8	318	442	455
Consumer	9	7	2	29	5	5	6
Total nonaccrual/NPLs	672	463	209	45	481	612	634
OREO	56	62	(6)	(10)	72	79	99
Other repossessed assets	7	7	—	—	6	5	9
Nonperforming LHFS	—	—	—	—	98	—	38
Total NPAs	$735	$532	$203	38%	$657	$696	$780
Accruing restructured loans	$2,603	$2,571	$32	1%	$2,576	$2,589	$2,592
Nonaccruing restructured loans	176	182	(6)	(3)	185	255	273
Accruing loans held for investment past due > 90 days (guaranteed)	939	873	66	8	871	937	1,022
Accruing loans held for investment past due > 90 days (non-guaranteed)	42	32	10	31	39	43	35
Accruing LHFS past due > 90 days	—	1	(1)	(100)	1	12	1
NPLs to total loans held for investment	0.49%	0.35%	0.14	40%	0.36%	0.46%	0.48%
NPAs to total loans held for investment plus OREO, other repossessed assets, and nonperforming LHFS	0.54	0.40	0.14	35	0.49	0.53	0.59
ALLL to period-end loans held for investment [1,2]	1.29	1.34	(0.05)	(4)	1.39	1.43	1.46
ALLL to period-end loans held for investment, excluding government guaranteed loans [1,2,3]	1.34	1.39	(0.05)	(4)	1.44	1.49	1.52
ALLL to NPLs [1,2]	2.62x	3.87x	(1.25x)	(32)	3.82x	3.10x	3.07x
ALLL to annualized net charge-offs [1]	5.33x	6.33x	(1.00x)	(16)	5.23x	4.69x	5.19x

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-U.S. GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued
	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in millions) (Unaudited)	MSRs - Fair Value	Other	Total	MSRs - Fair Value	Other	Total
OTHER INTANGIBLE ASSETS ROLLFORWARD
Balance, beginning of period	$1,305	$15	$1,320	$1,300	$34	$1,334
Amortization	—	(2)	(2)	—	(12)	(12)
Servicing rights originated	41	—	41	178	—	178
Servicing rights purchased	21	—	21	130	—	130
Fair value changes due to inputs and assumptions [1]	(116)	—	(116)	(234)	—	(234)
Other changes in fair value [2]	(44)	—	(44)	(167)	—	(167)
Servicing rights sold	(1)	—	(1)	(1)	—	(1)
Sale of asset management subsidiary	—	—	—	—	(9)	(9)
Balance, December 31, 2014	$1,206	$13	$1,219	$1,206	$13	$1,219

Balance, beginning of period	$1,262	$20	$1,282	$1,206	$13	$1,219
Amortization	—	(2)	(2)	—	(8)	(8)
Servicing rights originated	54	—	54	238	13	251
Servicing rights purchased	—	—	—	109	—	109
Fair value changes due to inputs and assumptions [1]	41	—	41	(32)	—	(32)
Other changes in fair value [2]	(49)	—	(49)	(210)	—	(210)
Servicing rights sold	(1)	—	(1)	(4)	—	(4)
Balance, December 31, 2015	$1,307	$18	$1,325	$1,307	$18	$1,325
1 Primarily reflects changes in discount rates and prepayment speed assumptions, due to changes in interest rates.
2 Represents changes due to the collection of expected cash flows, net of accretion, due to the passage of time.

	Three Months Ended
	December 31	September 30	June 30	March 31	December 31
(Shares in thousands) (Unaudited)	2015	2015	2015	2015	2014
COMMON SHARE ROLLFORWARD
Balance, beginning of period	514,106	518,045	522,031	524,540	527,358
Common shares issued for employee benefit plans	2	85	227	364	106
Repurchase of common stock	(5,396)	(4,024)	(4,213)	(2,873)	(2,924)
Balance, end of period	508,712	514,106	518,045	522,031	524,540

SunTrust Banks, Inc. and Subsidiaries APPENDIX A TO THE EARNINGS RELEASE - RECONCILEMENT OF NON-U.S. GAAP MEASURES [1]
	Three Months Ended					Twelve Months Ended
	December 31	September 30	June 30	March 31	December 31	December 31
(Dollars in millions) (Unaudited)	2015	2015	2015	2015	2014	2015	2014
Net interest income	$1,246	$1,211	$1,167	$1,140	$1,211	$4,764	$4,840
Taxable-equivalent adjustment	35	36	36	35	37	142	142
Net interest income - FTE	1,281	1,247	1,203	1,175	1,248	4,906	4,982
Noninterest income	765	811	874	817	795	3,268	3,323
Total revenue - FTE	2,046	2,058	2,077	1,992	2,043	8,174	8,305
Gain on sale of asset management subsidiary	—	—	—	—	—	—	(105)
Total revenue - FTE, excluding gain on sale of asset management subsidiary [2]	$2,046	$2,058	$2,077	$1,992	$2,043	$8,174	$8,200
Noninterest income	$765	$811	$874	$817	$795	$3,268	$3,323
Gain on sale of asset management subsidiary	—	—	—	—	—	—	(105)
Noninterest income, excluding gain on sale of asset management subsidiary [2]	$765	$811	$874	$817	$795	$3,268	$3,218
Return on average common shareholders’ equity	8.28%	9.30%	8.50%	7.59%	6.91%	8.42%	8.06%
Effect of removing average intangible assets, excluding MSRs	3.12	3.54	3.27	2.94	2.71	3.22	3.27
Return on average tangible common shareholders' equity [3]	11.40%	12.84%	11.77%	10.53%	9.62%	11.64%	11.33%
Efficiency ratio [4]	62.96%	61.44%	63.92%	64.23%	69.00%	63.13%	66.74%
Impact of excluding amortization of intangible assets	(0.85)	(0.45)	(0.33)	(0.32)	(0.56)	(0.49)	(0.30)
Tangible efficiency ratio [5]	62.11	60.99	63.59	63.91	68.44	62.64	66.44
Impact of Form 8-K and other legacy mortgage-related items	—	—	—	—	(7.10)	—	(3.10)
Adjusted tangible efficiency ratio [5,6]	62.11%	60.99%	63.59%	63.91%	61.34%	62.64%	63.34%
Basel III CET1 ratio (transitional) [7]	9.95%	10.04%	9.93%	9.89%	N/A	9.95%	N/A
Impact of MSRs and other under fully phased-in approach [7]	(0.14)	(0.15)	(0.17)	(0.15)	N/A	(0.14)	N/A
Basel III fully phased-in CET1 ratio [7]	9.81%	9.89%	9.76%	9.74%	N/A	9.81%	N/A

	December 31	September 30	June 30	March 31	December 31
(Dollars in millions, except per share data) (Unaudited)	2015	2015	2015	2015	2014
Total shareholders' equity	$23,437	$23,664	$23,223	$23,260	$23,005
Goodwill, net of deferred taxes of $240 million, $237 million, $234 million, $231 million, and $214 million, respectively	(6,097)	(6,100)	(6,103)	(6,106)	(6,123)
Other intangible assets (including other servicing rights), net of deferred taxes of $3 million, $4 million, $4 million, $0, and $0, respectively, and MSRs	(1,322)	(1,279)	(1,412)	(1,193)	(1,219)
MSRs	1,307	1,262	1,393	1,181	1,206
Tangible equity	17,325	17,547	17,101	17,142	16,869
Preferred stock	(1,225)	(1,225)	(1,225)	(1,225)	(1,225)
Tangible common equity	$16,100	$16,322	$15,876	$15,917	$15,644
Total assets	$190,817	$187,036	$188,858	$189,881	$190,328
Goodwill	(6,337)	(6,337)	(6,337)	(6,337)	(6,337)
Other intangible assets (including MSRs and other servicing rights)	(1,325)	(1,282)	(1,416)	(1,193)	(1,219)
MSRs	1,307	1,262	1,393	1,181	1,206
Tangible assets	$184,462	$180,679	$182,498	$183,532	$183,978
Tangible equity to tangible assets [8]	9.39%	9.71%	9.37%	9.34%	9.17%
Tangible book value per common share [9]	$31.65	$31.75	$30.65	$30.49	$29.82
Total loans held for investment	$136,442	$133,560	$132,538	$132,380	$133,112
Government guaranteed loans held for investment	(5,551)	(5,215)	(5,026)	(4,992)	(5,459)
Fair value loans held for investment	(257)	(262)	(263)	(268)	(272)
Total loans held for investment, excluding government guaranteed and fair value loans	$130,634	$128,083	$127,249	$127,120	$127,381
ALLL to total loans held for investment, excluding government guaranteed and fair value loans [10]	1.34%	1.39%	1.44%	1.49%	1.52%

SunTrust Banks, Inc. and Subsidiaries APPENDIX A TO THE EARNINGS RELEASE - RECONCILEMENT OF NON-U.S. GAAP MEASURES, continued [1]
	Three Months Ended					Twelve Months Ended
	December 31	September 30	June 30	March 31	December 31	December 31
(Dollars in millions, except per share data) (Unaudited)	2015	2015	2015	2015	2014	2015	2014
Net income available to common shareholders	$467	$519	$467	$411	$378	$1,863	$1,722
Adjusting items:
Operating losses related to settlement of certain legal matters	—	—	—	—	—	—	204
Gain on sale of asset management subsidiary	—	—	—	—	—	—	(105)
Other legacy mortgage-related matters	—	—	—	—	145	—	120
Tax benefit related to above items	—	—	—	—	(57)	—	(82)
Tax benefit related to completion of tax authority exam	—	—	—	—	—	—	(130)
Total adjusting items	—	—	—	—	88	—	7
Adjusted net income available to common shareholders [6]	$467	$519	$467	$411	$466	$1,863	$1,729

Net income per average common share, diluted	$0.91	$1.00	$0.89	$0.78	$0.72	$3.58	$3.23
Impact of adjusting items	—	—	—	—	0.17	—	0.01
Adjusted net income per average common share, diluted [6,11]	$0.91	$1.00	$0.89	$0.78	$0.88	$3.58	$3.24

1 Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and are adjusted for any permanent differences.
2 SunTrust presents total revenue - FTE excluding gain on sale of asset management subsidiary and noninterest income excluding gain on sale of asset management subsidiary. The Company believes revenue and noninterest income excluding the gain on sale of the asset management subsidiary is more indicative of the Company’s performance because it isolates income that is primarily client relationship and client transaction driven and is more indicative of normalized operations.
3 SunTrust presents return on average tangible common shareholders' equity to exclude intangible assets, except for MSRs. The Company believes this measure is useful to investors because, by removing the effect of intangible assets, except for MSRs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s return on average common shareholders' equity to other companies in the industry who present a similar measure. The Company also believes that removing intangible assets, except for MSRs, is a more relevant measure of the return on the Company's common shareholders' equity.
4 Computed by dividing noninterest expense by total revenue - FTE. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
5 SunTrust presents a tangible efficiency ratio, which excludes the amortization of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
6 SunTrust presents adjusted net income available to common shareholders, adjusted net income per average common diluted share, and an adjusted tangible efficiency ratio excluding items previously announced on Form 8-Ks filed with the SEC on January 5, 2015, September 9, 2014, and July 3, 2014, as well as other legacy mortgage-related items. The Company believes this measure is useful to investors because it removes the effect of material items impacting prior periods' results, allowing a more useful view of normalized operations. Removing these items also allows investors to compare the Company's results to other companies in the industry that may not have had similar items impacting their results.
7 Current period Basel III capital ratios are estimated as of the earnings release date. Estimated fully phased-in CET1 ratios consider a 250% risk-weighting for MSRs and phase-out from capital of certain DTAs, the overfunded pension asset, and other intangible assets. Basel III Final Rules became effective for the Company on January 1, 2015; thus, Basel III capital ratios are not applicable ("N/A") in periods ending prior to January 1, 2015.
8 SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
9 SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value of common stock to other companies in the industry.
10SunTrust presents a ratio of ALLL to total loans held for investment, excluding government guaranteed and fair value loans. The Company believes that the exclusion of loans that are held at fair value with no related allowance, and loans guaranteed by a government agency that do not have an associated allowance recorded due to nominal risk of principal loss, better depicts the allowance relative to loans the allowance is intended to cover.
11Amounts may not foot as presented due to rounding.

SunTrust Banks, Inc. and Subsidiaries CONSUMER BANKING AND PRIVATE WEALTH MANAGEMENT
	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in millions) (Unaudited)	2015	2014	% Change	2015	2014	% Change
Statements of Income:
Net interest income	$701	$673	4%	$2,729	$2,629	4%
FTE adjustment	—	—	—	1	1	—
Net interest income - FTE	701	673	4	2,730	2,630	4
Provision for credit losses [1]	36	56	(36)	137	191	(28)
Net interest income - FTE - after provision for credit losses	665	617	8	2,593	2,439	6
Noninterest income before net securities gains/(losses)	372	386	(4)	1,508	1,527	(1)
Net securities gains/(losses)	—	—	—	—	—	—
Total noninterest income	372	386	(4)	1,508	1,527	(1)
Noninterest expense before amortization	732	712	3	2,897	2,856	1
Amortization	1	1	—	5	10	(50)
Total noninterest expense	733	713	3	2,902	2,866	1
Income - FTE - before provision for income taxes	304	290	5	1,199	1,100	9
Provision for income taxes	111	107	4	444	404	10
FTE adjustment	—	—	—	1	1	—
Net income including income attributable to noncontrolling interest	193	183	5	754	695	8
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$193	$183	5	$754	$695	8

Total revenue - FTE	$1,073	$1,059	1	$4,238	$4,157	2
Selected Average Balances:
Total loans	$40,850	$42,094	(3)%	$40,632	$41,700	(3)%
Goodwill	4,262	4,262	—	4,262	4,262	—
Other intangible assets excluding MSRs	18	14	29	16	18	(11)
Total assets	46,506	47,775	(3)	46,498	47,380	(2)
Consumer and commercial deposits	91,725	88,657	3	91,127	86,070	6
Performance Ratios:
Efficiency ratio	68.29%	67.31%		68.49%	68.97%
Impact of excluding amortization and associated funding cost of intangible assets	(1.51)	(1.63)		(1.56)	(1.88)
Tangible efficiency ratio	66.78%	65.68%		66.93%	67.09%
Other Information (End of Period):
Managed assets				$43,125	$46,770	(8)%
Non-managed assets				52,960	56,719	(7)
Total assets under administration				96,085	103,489	(7)
Brokerage assets				48,343	47,282	2
Total assets under advisement				$144,428	$150,771	(4)

[1]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

SunTrust Banks, Inc. and Subsidiaries WHOLESALE BANKING
	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in millions) (Unaudited)	2015	2014	% Change [2]	2015	2014	% Change [2]
Statements of Income:
Net interest income	$451	$441	2%	$1,771	$1,659	7%
FTE adjustment	34	36	(6)	138	139	(1)
Net interest income - FTE	485	477	2	1,909	1,798	6
Provision for credit losses [1]	64	32	100	137	71	93
Net interest income - FTE - after provision for credit losses	421	445	(5)	1,772	1,727	3
Noninterest income before net securities gains/(losses)	267	276	(3)	1,215	1,104	10
Net securities gains/(losses)	—	—	—	—	—	—
Total noninterest income	267	276	(3)	1,215	1,104	10
Noninterest expense before amortization	373	364	2	1,540	1,538	—
Amortization	17	10	70	35	14	NM
Total noninterest expense	390	374	4	1,575	1,552	1
Income - FTE - before provision for income taxes	298	347	(14)	1,412	1,279	10
Provision for income taxes	52	71	(27)	320	265	21
FTE adjustment	34	36	(6)	138	139	(1)
Net income including income attributable to noncontrolling interest	212	240	(12)	954	875	9
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$212	$240	(12)	$954	$875	9

Total revenue - FTE	$752	$753	—	$3,124	$2,902	8
Selected Average Balances:
Total loans	$68,772	$66,626	3%	$67,853	$62,638	8%
Goodwill	2,075	2,075	—	2,075	2,073	—
Other intangible assets excluding MSRs	1	—	NM	—	—	—
Total assets	81,475	79,223	3	80,951	74,302	9
Consumer and commercial deposits	53,997	45,571	18	50,376	43,566	16
Performance Ratios:
Efficiency ratio	51.82%	49.64%		50.40%	53.52%
Impact of excluding amortization and associated funding cost of intangible assets	(2.93)	(2.06)		(1.81)	(1.35)
Tangible efficiency ratio	48.89%	47.58%		48.59%	52.17%

[1]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries MORTGAGE BANKING
	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in millions) (Unaudited)	2015	2014	% Change [2]	2015	2014	% Change [2]
Statements of Income:
Net interest income	$116	$129	(10)%	$483	$552	(13)%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	116	129	(10)	483	552	(13)
(Benefit)/provision for credit losses [1]	(49)	(14)	NM	(110)	81	NM
Net interest income - FTE - after (benefit)/provision for credit losses	165	143	15	593	471	26
Noninterest income before net securities gains/(losses)	114	123	(7)	460	473	(3)
Net securities gains/(losses)	—	—	—	—	—	—
Total noninterest income	114	123	(7)	460	473	(3)
Noninterest expense before amortization	171	332	(48)	682	1,049	(35)
Amortization	—	—	—	—	—	—
Total noninterest expense	171	332	(48)	682	1,049	(35)
Income/(loss) - FTE - before provision/(benefit) for income taxes	108	(66)	NM	371	(105)	NM
Provision/(benefit) for income taxes	40	(34)	NM	84	(52)	NM
FTE adjustment	—	—	—	—	—	—
Net income/(loss) including income attributable to noncontrolling interest	68	(32)	NM	287	(53)	NM
Less: net income/(loss) attributable to noncontrolling interest	—	—	—	—	—	—
Net income/(loss)	$68	($32)	NM	$287	($53)	NM

Total revenue - FTE	$230	$252	(9)	$943	$1,025	(8)
Selected Average Balances:
Total loans	$25,549	$24,678	4%	$25,024	$26,494	(6)%
Goodwill	—	—	—	—	—	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	28,979	28,331	2	28,692	30,386	(6)
Consumer and commercial deposits	2,457	2,549	(4)	2,679	2,333	15
Performance Ratios:
Efficiency ratio	74.32%	131.54%		72.23%	102.38%
Impact of excluding amortization and associated funding cost of intangible assets	—	—		—	—
Tangible efficiency ratio	74.32%	131.54%		72.23%	102.38%
Production Data:
Channel mix
Retail	$2,324	$2,073	12%	$10,414	$8,005	30%
Correspondent	2,632	2,651	(1)	12,318	8,437	46
Total production	$4,956	$4,724	5	$22,732	$16,442	38
Channel mix - percent
Retail	47%	44%		46%	49%
Correspondent	53	56		54	51
Total production	100%	100%		100%	100%
Purchase and refinance mix
Refinance	$2,364	$2,100	13	$10,827	$6,414	69
Purchase	2,592	2,624	(1)	11,905	10,028	19
Total production	$4,956	$4,724	5	$22,732	$16,442	38
Purchase and refinance mix - percent
Refinance	48%	44%		48%	39%
Purchase	52	56		52	61
Total production	100%	100%		100%	100%

Applications	$6,704	$6,620	1	$33,006	$24,789	33
Mortgage Servicing Data (End of Period):
Total loans serviced				$148,232	$142,116	4%
Total loans serviced for others				120,963	115,534	5
Net carrying value of MSRs				1,307	1,206	8
Ratio of net carrying value of MSRs to total loans serviced for others				1.080%	1.044%
1 (Benefit)/provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the (benefit)/provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CORPORATE OTHER
	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in millions) (Unaudited)	2015	2014	% Change [3]	2015	2014	% Change [3]
Statements of Income:
Net interest (expense)/income [1]	($22)	($32)	(31)%	($219)	$—	NM
FTE adjustment	1	1	—	3	2	50
Net interest (expense)/income - FTE [1]	(21)	(31)	(32)	(216)	2	NM
Provision/(benefit) for credit losses [2]	—	—	—	1	(1)	NM
Net interest (expense)/income - FTE - after provision/(benefit) for credit losses [1]	(21)	(31)	(32)	(217)	3	NM
Noninterest income before net securities (losses)/gains	12	15	(20)	64	234	(73)
Net securities (losses)/gains	—	(5)	(100)	21	(15)	NM
Total noninterest income	12	10	20	85	219	(61)
Noninterest expense before amortization	(5)	(9)	(44)	1	75	(99)
Amortization	(1)	—	NM	—	1	(100)
Total noninterest expense	(6)	(9)	(33)	1	76	(99)
(Loss)/income - FTE - before benefit for income taxes	(3)	(12)	(75)	(133)	146	NM
Benefit for income taxes	(18)	(16)	13	(84)	(124)	(32)
FTE adjustment	1	1	—	3	2	50
Net income/(loss) including income attributable to noncontrolling interest	14	3	NM	(52)	268	NM
Less: net income attributable to noncontrolling interest	3	—	NM	10	11	(9)
Net income/(loss)	$11	$3	NM	($62)	$257	NM

Total revenue - FTE	($9)	($21)	(57)	($131)	$221	NM

Selected Average Balances:
Total loans	$43	$40	8%	$49	$42	17%
Securities available for sale	26,942	25,809	4	26,456	23,940	11
Goodwill	—	—	—	—	18	(100)
Other intangible assets excluding MSRs	—	—	—	1	4	(75)
Total assets	32,696	33,012	(1)	32,751	30,108	9
Consumer and commercial deposits	(16)	115	NM	20	43	(53)

Other Information (End of Period):
Duration of investment portfolio (in years)				4.5	3.6
Net interest income interest rate sensitivity:
% Change in net interest income under:
Instantaneous 200 basis point increase in rates over next 12 months				5.7%	6.7%
Instantaneous 100 basis point increase in rates over next 12 months				3.0%	3.5%
Instantaneous 25 basis point decrease in rates over next 12 months				(1.2)%	(1.0)%

[1]	Net interest (expense)/income is driven by matched funds transfer pricing applied for segment reporting and actual net interest income.

[2]
Provision/(benefit) for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision/(benefit) attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitments reserve balances.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED SEGMENT TOTALS

	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in millions) (Unaudited)	2015	2014	% Change [1]	2015	2014	% Change [1]
Statements of Income:
Net interest income	$1,246	$1,211	3%	$4,764	$4,840	(2)%
FTE adjustment	35	37	(5)	142	142	—
Net interest income - FTE	1,281	1,248	3	4,906	4,982	(2)
Provision for credit losses	51	74	(31)	165	342	(52)
Net interest income - FTE - after provision for credit losses	1,230	1,174	5	4,741	4,640	2
Noninterest income before net securities (losses)/gains	765	800	(4)	3,247	3,338	(3)
Net securities (losses)/gains	—	(5)	(100)	21	(15)	NM
Total noninterest income	765	795	(4)	3,268	3,323	(2)
Noninterest expense before amortization	1,271	1,399	(9)	5,120	5,518	(7)
Amortization	17	11	55	40	25	60
Total noninterest expense	1,288	1,410	(9)	5,160	5,543	(7)
Income - FTE - before provision for income taxes	707	559	26	2,849	2,420	18
Provision for income taxes	185	128	45	764	493	55
FTE adjustment	35	37	(5)	142	142	—
Net income including income attributable to noncontrolling interest	487	394	24	1,943	1,785	9
Less: net income attributable to noncontrolling interest	3	—	NM	10	11	(9)
Net income	$484	$394	23	$1,933	$1,774	9

Total revenue - FTE	$2,046	$2,043	—	$8,174	$8,305	(2)

Selected Average Balances:
Total loans	$135,214	$133,438	1%	$133,558	$130,874	2%
Goodwill	6,337	6,337	—	6,337	6,353	—
Other intangible assets excluding MSRs	19	14	36	17	22	(23)
Total assets	189,656	188,341	1	188,892	182,176	4
Consumer and commercial deposits	148,163	136,892	8	144,202	132,012	9

Performance Ratios:
Efficiency ratio	62.96%	69.00%		63.13%	66.74%
Impact of excluding amortization and associated funding cost of intangible assets	(0.85)	(0.56)		(0.49)	(0.30)
Tangible efficiency ratio	62.11%	68.44%		62.64%	66.44%

Other Information (End of Period):
Managed assets				$43,125	$46,770	(8)%
Non-managed assets				52,960	56,719	(7)
Total assets under administration				96,085	103,489	(7)
Brokerage assets				48,343	47,282	2
Total assets under advisement				$144,428	$150,771	(4)

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.